Exhibit 99.1

Datalink Corporation (ticker: DTLK, exchange: Nasdaq) News Release — April 16, 2003

DATALINK CORPORATION REPORTS 2003 FIRST QUARTER OPERATING RESULTS

Results better than previous guidance; Revenues up 9% from Q4

Live Webcast of Conference Call at 9:30 AM Central Time today, April 16, 2003

MINNEAPOLIS — April 16, 2003 - Datalink Corporation (Nasdaq: DTLK), a leading independent information storage architect, reported revenue of $23.7 million for the quarter ended March 31, 2003, compared to $21.8 million in the prior year.  The company’s net loss was $860,000, or $.08 per diluted share, in the current quarter, compared to a net loss of $1.3 million, or $.15 per diluted share, for the prior-year first quarter.

Revenues for the quarter were at the high end of guidance given on February 12, 2003. Datalink’s $.08 per share loss was favorable to the guidance range of a loss of $.12 to $.19 per share.

The first-quarter net loss does not include any tax benefit of the operating loss. Beginning in 2003, Datalink ceased recording tax benefit on operating losses. The tax benefit of the company’s operating losses may be realized in the future when Datalink has taxable income.

Greg Meland, Datalink’s president and CEO, commented, “In a tough operating environment we are pleased Datalink’s revenues grew 9 percent sequentially from the fourth quarter. We made progress on our initiatives of differentiated product and services offerings, and returning the company to profitability.”

Meland continued, “The difficult business conditions of 2002 continued into 2003 and companies were impacted further by uncertainty surrounding both the Iraqi conflict and the overall economy. As a result, many companies continue to wait for better business conditions before investing in information technology. In light of these factors, we were pleased with the 9% improvement in revenues over Datalink’s fourth quarter. The improvement in Datalink’s operating losses from the prior year period reflects success at reducing fixed operating costs while improving gross profit margins.

“In the first quarter, Datalink successfully delivered its unique data storage expertise to customers in a way that led to higher margins. In particular, our data storage architects designed and installed a greater number of networked storage solutions that included new primary disk storage technologies and services. We are optimistic about the potential of these and other new data storage technologies to deliver increased efficiency, availability and security for Datalink’s customers, “ said Meland.

Datalink’s balance sheet remains strong. The company has no funded debt and the capital strength and flexibility to fund planned growth.

Meland continued, “Datalink remains the national leader in independent data storage architecture.  We are focused on new product trends in the storage industry. Solutions including, disk based protection, modular disk, the movement of storage intelligence to the network and enhanced storage management software. These emerging solutions provide customers with compelling opportunities to lower their costs and achieve better protection and availability of critical data. Also, the increasing need by manufacturers to reduce their own costs and rely on channel partners, as compared to dedicating personnel for direct sales efforts, enhances Datalink’s opportunity.”

Outlook:

Datalink believes that the outlook for improved capital spending remains uncertain. The Company does not expect a significant increase in revenue in the second quarter over the first. However, Datalink is confident in its ability to generate solid returns for shareholders when capital spending increases.

For the second quarter ending June 30, 2003, Datalink expects revenues to range from $21.5 to $25.5 million, with a net loss of $.06 to $.15 per diluted share. The net loss guidance does not include operating tax benefit.

Webcast

A live Webcast of the Datalink conference call to discuss operating results is scheduled for today, April 16, 2003 at 9:30 a.m. central time and can be heard via Datalink’s Website, www.datalink.com.

Datalink Corporation is an information storage architect. The company analyzes, designs, implements, and supports information storage infrastructures that store, protect, and provide continuous access to information. Datalink’s specialized capabilities and solutions span storage area networks, network-attached storage, direct-attached storage, and IP-based storage, using industry-leading hardware, software, and technical services.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements.  This press release contains forward-looking statements, including our internal projections of anticipated second quarter 2003 operating results, which reflect our views regarding future events and financial performance.  These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated.  The words “aim,”

“believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions which indicate future events and trends identify forward-looking statements.  Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, including, but not limited to:  the level of continuing demand for storage, including the effects of current economic conditions; competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits; fixed employment costs that may impact profitability if we suffer revenue shortfalls; revenue recognition policies that may unpredictably defer reporting of our revenues; our ability to hire and retain key technical and sales personnel; our dependence on key suppliers; our ability to adapt to rapid technological change; risks associated with possible future acquisitions; fluctuations in our quarterly operating results; future changes in applicable accounting rules; and volatility in our stock price.

# # #

Company contacts:

Investor Relations:		Analyst Contact:
Kim Payne		Dan Kinsella
Investor Relations Coordinator		Vice President Finance and Chief Financial Officer

Phone: 952-279-4794		Phone: 952-944-3462
Fax: 952-944-7869
e-mail:	investor@datalink.com
web site: www.datalink.com

DATALINK CORPORATION

STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2003	2002

Net sales:
Products	$16,267	$14,971
Services	7,475	6,813
Total net sales	23,742	21,784

Cost of sales:
Cost of product sales	12,319	11,349
Cost of service sales	5,097	4,932
Total cost of sales	17,416	16,281
Gross profit	6,326	5,503
Operating expenses:
Sales and marketing	3,156	3,215
General and administrative	2,808	2,634
Engineering	1,026	1,517
Amortization of intangibles	215	231
	7,205	7,597
Loss from operations	(879)	(2,094)
Interest income, net	19	18
Loss before income taxes	(860)	(2,076)
Income tax benefit	—	(776)
Net loss	$(860)	$(1,300)

Net loss per share:
Basic	$(0.08)	$(0.15)
Diluted	$(0.08)	$(0.15)
Weighted average shares outstanding:
Basic	10,214	8,963
Diluted	10,214	8,963

DATALINK CORPORATION

BALANCE SHEETS
(In thousands)

	March 31, 2003	December 31, 2002
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$11,928	$10,334
Accounts receivable, net	13,050	12,419
Inventories	3,268	2,410
Inventories shipped but not installed	1,842	4,059
Income tax receivable	1963	1952
Other current assets	387	401
Total current assets	32,438	31,575
Property and equipment, net	5,212	5,506
Goodwill	5,500	5,500
Intangibles, net	1,920	2,135
Other assets	65	69
Total assets	$45,135	$44,785

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$13,453	$13,667
Accrued commissions	982	818
Accrued sales and use tax	710	496
Accrued expenses, other	873	683
Deferred profit	3,240	2,434
Total current liabilities	19,258	18,098
Deferred rent	332	341
Total liabilities	19,590	18,439

Commitments and contingencies

Stockholders’ equity
Common stock, $.001 par value, 50,000,000 shares authorized, 10,216,143 and 10,206,699 shares issued and outstanding as of March 31, 2003 and December 31, 2002, respectively	10	10
Additional paid-in capital	25,913	25,854
Retained earnings (deficit)	(378)	482
Total stockholders’ equity	25,545	26,346
Total liabilities and stockholders’ equity	$45,135	$44,785

DATALINK CORPORATION
STATEMENT OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended, March 31,
	2003	2002

Cash flows from operating activities:
Net loss	$(860)	$(1,300)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for bad debts	32	57
Depreciation and amortization	511	560
Amortization of intangibles	244	231
Deferred income taxes	—	(782)
Deferred rent	(9)	56
Changes in operating assets and liabilities:
Accounts receivable	(663)	4,441
Inventories	1,359	1,400
Other current assets	3	(158)
Other assets	12	92
Accounts payable	(214)	(5,138)
Accrued expenses	568	(362)
Income taxes	—	1,311
Deferred profit	806	380
Net cash provided by operating activities	1,789	788

Cash flows from investing activities:
Purchase of property and equipment	(217)	(286)
Net cash used in investing activities	(217)	(286)

Cash flows from financing activities:
Proceeds from issuance of common stock	22	61
Payments on note payable to former stockholder	—	(704)
Net cash provided by (used in) financing activities	22	(643)

Increase (decrease) in cash and cash equivalents	1,594	(141)
Cash and cash equivalents, beginning of period	10,334	5,846
Cash and cash equivalents, end of period	$11,928	$5,705